Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 for USCF Funds Trust of our report dated April 12, 2016 relating to the statements of financial condition of USCF Funds Trust (the “Trust”) and the REX S&P MLP Fund (the “Fund”), a series of the Trust, as of March 31, 2016, and to the reference to our Firm as “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ SPICER JEFFRIES LLP

Greenwood Village, Colorado

April 12, 2016